                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                            PETROCORP INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                             PETROCORP INCORPORATED
                             6733 South Yale Avenue
                             Tulsa, Oklahoma 74136

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 28, 2001

To the Shareholders of
PetroCorp Incorporated:

   Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of PetroCorp Incorporated (the "Company") will be held at the Tulsa Room, 9th Floor, Bank of Oklahoma Tower, 1 Williams Center, Tulsa, Oklahoma 74172, at 11:00 a.m., Tulsa time, on Thursday, June 28, 2001, for the following purposes:

     1. To elect three persons to serve as directors of the classified Board of Directors until the 2004 annual meeting and until their successors are elected and have qualified; and,

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   Shareholders of record at the close of business on May 25, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. A copy of the Company's Annual Report on Form 10-K/A is enclosed.

   Shareholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.

                                         By Order of the Board of Directors,

                                         /s/ Steve Berlin
                                         Steve Berlin, Secretary


Tulsa, Oklahoma
May 31, 2001

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            PETROCORP INCORPORATED
                            6733 South Yale Avenue
                             Tulsa, Oklahoma 74136

                               ----------------

                                PROXY STATEMENT

                               ----------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PetroCorp Incorporated, a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, June 28, 2000, at the Tulsa Room, 9th Floor, Bank of Oklahoma Tower, 1 Williams Center, Tulsa, Oklahoma 74172, at 11:00 a.m., Tulsa time, and at any adjournment or adjournments thereof (such meeting and adjournment(s) thereof referred to as the "Annual Meeting"). It is anticipated that the proxy and this Proxy Statement will be mailed to shareholders on or about May 31, 2001.

   In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telegraph by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in the names of such firms and will be reimbursed for their expenses. The cost of solicitation of proxies will be paid by the Company.

   A proxy received by the Company may be revoked by the shareholder giving the proxy at any time before it is exercised. A shareholder may revoke a proxy by notification in writing to the Company at 6733 South Yale Avenue, Tulsa, Oklahoma 74136, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by the Company which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the nominees for director named in this Proxy Statement.

   A quorum for the transaction of business at the Annual Meeting will be present if the holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Directors will be elected by a plurality of the votes cast by the holders at the Annual Meeting. Abstentions from voting on any matter will be included in the voting tally and will have the same effect as a vote withheld on the election of directors.

   At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

            COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

   The Board of Directors has fixed the close of business on May 25, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date, there were outstanding 8,738,319 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposition presented at the Annual Meeting.

Beneficial Ownership of Common Stock.

   The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of May 10, 2001 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and executive officer set forth on the "Summary Compensation Table," and by all directors and executive officers as a group:

                               Outstanding   Option(a)     Total   Percent
     Beneficial Owner(4)         Shares       Shares     Ownership of Class
     -------------------       -----------   ---------   --------- --------
Kaiser-Francis................  4,327,457           0    4,327,457   49.5%
 6733 South Yale
 Tulsa, Oklahoma 74136

St. Paul......................  1,731,000           0    1,731,000   19.8%
 385 Washington Street
 St. Paul, Minnesota 55102

Royce & Associate, Inc........    601,600(b)        0      601,600    6.9%
 1414 Avenue of the Americas
 New York, New York 10009

Gary R. Christopher(1)(2).....  4,330,957(c)    6,000(d) 4,336,957   49.6%
 6733 South Yale
 Tulsa, Oklahoma 74136

Thomas N. Amonett(1)..........      1,000       7,000        8,000     (3)
Mark W. Files(1)..............          0       5,000        5,000     (3)
W. Neil McBean(1).............     89,956     154,250      244,206    2.8%
Steve McGrath(1)..............          0       7,000        7,000     (3)
Robert C. Thomas(1)...........      1,000       7,000        8,000     (3)
Lealon L. Sargent(1)..........    170,435(e)  159,750      330,185    3.7%
Steven R. Berlin(2)...........      2,000       5,000        7,000     (3)
Richard L. Dunham(2)..........      5,000      15,000       20,000     (3)
J. Les Watson(2)..............        250      25,000       25,250     (3)
All directors and executive
 officers as a group (10
 persons).....................  4,600,598(f)  391,000    4,991,598   54.7%(f)

--------
(1) Director
(2) Executive Officer
(3) Less than 1%
(4) Pursuant to a management agreement with PetroCorp, Kaiser-Francis provides management services for PetroCorp. As such, the executive officers of PetroCorp are not compensated by PetroCorp, other than through the receipt of stock options, none of which exceed $100,000 in value per annum, but instead serve as employees of Kaiser-Francis. As such, the beneficial owner table above contains information for the chief executive officer and the four highest ranking officers of PetroCorp.
(a) Represents shares of Common Stock which may be acquired on May 10, 2001 or 60 days thereafter through the exercise of options.
(b) Includes 39,500 shares owned by Royce Management Company. Mr. Charles M. Royce may be deemed to be a controlling person of both Royce Management and Royce & Associates, and as such the shares owned by Royce Management may be deemed to beneficially owned by Royce & Associates, Inc.
(c) Includes 4,327,457 shares owned by Kaiser-Francis. This director is an employee of Kaiser-Francis and may be deemed to be the beneficial owner of these shares. The director disclaims beneficial ownership of these shares.
(d) Does not include 19,650 stock options which may not be exercised within 60 days of February 28, 2001.
(e) Includes 690 shares owned by Mr. Sargent's wife, Elizabeth Sargent.
(f) Includes all directors and executive officers of PetroCorp. Also includes certain shares as to which beneficial ownership is disclaimed by Mr. Christopher. If the 4,327,457 shares as to which beneficial ownership is disclaimed by Mr. Christopher were excluded, the percentage as a group would be 7.3%.

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is composed of seven persons who hold office for staggered three-year terms. Three directors are to be elected at the Annual Meeting as Class II directors to serve until their terms expire in 2004. The Company recommends voting for the election of each of the nominees for director listed below. If, for any reason, at the time of the election one or more of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors.

   Unless authority is withheld, duly executed proxies will be voted for the election of Thomas N. Amonett, W. Neil McBean and Robert C. Thomas to hold office until the annual meeting of shareholders to be held in the year 2004 and until each of their respective successors is elected and qualified.

   The Company recommends voting "For" each of the nominees.

Nominees for Director

   The following table sets forth the name and age of each nominee listed in the enclosed form of proxy for Class II directors to hold office until the annual meeting of shareholders to be held in the year 2004, his principal position with the Company and his term as director of the Company.

   Name                                                      Age Term of Office
   ----                                                      --- ---------------
   Thomas N. Amonett
    Chairman of the Board...................................  57 1993 to Present
   W. Neil McBean
    Director................................................  53 1983 to Present
   Robert C. Thomas
    Director................................................  72 1997 to Present

   Thomas N. Amonett has been a director of PetroCorp since 1993. He has served as President and Chief Executive Officer of Champion Technologies, Inc., which manufactures and sells oil field chemicals, since October 1999. Prior thereto, he served as President and Chief Executive Officer of American Residential Services, Inc., a home repair business, from October 1997 until April 1999. He served as an independent business consultant from April 1999 until October 1999. He served as interim President and Chief Executive Officer of Weatherford Enterra, Inc., an oil field service company, from July 1996 to October 1997. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Resources Company. Prior to that time, he was engaged in the practice of law with Fulbright & Jaworski, L.L.P., where he was of counsel from 1986 to 1992. Mr. Amonett also currently serves as a director of ITEQ, Inc., and Reunion Industries, Inc.

   W. Neil McBean served as Chief Executive Officer of PetroCorp from 1996 until August 1999 and President from 1986 until August 1999. Mr McBean is currently an independent consultant in the oil and gas industry. He has been a director since 1983. Mr. McBean co-founded PetroCorp in 1983, and previously served as Senior Vice President. Mr. McBean has 30 years of experience in the oil and gas industry. During 1982 and 1983, he was Vice President of Production for ENI Exploration Company. Prior to that time, he spent 13 years with Tenneco Oil Company, where he served in a range of management and technical capacities. Mr. McBean received a B.A.Sc. in Chemical Engineering from the University of British Columbia.

   Robert C. Thomas has been a director since April 1997. Since 1994, Mr. Thomas has been retired from Tenneco Gas Company, where he served as Chairman and Chief Executive Officer from 1990. He originally joined Tenneco in 1956 and served in a variety of engineering, management and executive position in both Tenneco Oil Company and Tenneco Gas Company. Mr. Thomas is currently a Senior Associate with Cambridge Energy Research Associates and a director of marine Drilling Companies, Inc.

Other Directors

   The following table sets forth the name and age of each director of the Company not up for election this year, his principal position with the Company, the year he became a director of the Company and the year that his term as a director expires.

                                                                 Term   Director
   Name Position                                            Age Expires  Since
   -------------                                            --- ------- --------
   Lealon L. Sargent
    Chairman of the Board..................................  71  2003     1983
   Gary Christopher
    President & Chief Executive Officer....................  51  2002     1996
   Mark W. Files
    Director...............................................  59  2003     2000
   Stephen M. McGrath
    Director...............................................  65  2002     1985

   Lealon L. Sargent has been Chairman of the Board of PetroCorp and a director since 1983. Mr. Sargent co-founded PetroCorp in July 1983, and previously served as Chief Executive Officer and as President and Chief Operating Officer. Mr Sargent worked in the oil and gas industry for over 39 years before retiring from PetroCorp's management at the end of 1997. From 1981 to 1983, Mr. Sargent was President of ENI Exploration Company. From 1980 to 1981, he was President of Hamilton North America. Prior to that time, Mr. Sargent spent the majority of his career with Tenneco Oil Company, rising to the position of Senior Vice President of Worldwide Exploration and of North American Onshore Exploration and Production. He received a B.S. in Geology from the University of Oklahoma and an A.M.P. from Harvard Graduate School of Business.

   Gary R. Christopher has been a director of PetroCorp since August 1996 and was elected President and Chief Executive Officer of PetroCorp as of August 3, 1999. He has been Acquisitions Coordinator of Kaiser-Francis Oil Company since January 1996. Prior to that, he served for five years as Senior Vice President and Manager of Energy lending for Bank of Oklahoma.

   Mark W. Files has been a director since May 2000. Since 1993, he has been a member of the firm, Graham Partners, LLC, a company engaged in consulting for emerging businesses on growth strategies. Prior to such time, he was the Chief financial Officer of Graham Resources, an independent oil and gas company.

   Stephen M. McGrath has been a director of PetroCorp since 1986. Mr. McGrath served as a Managing Director for CIBC-Oppenheimer Corp. from 1997 until his retirement in April 1998. Previously Mr. McGrath served as an Executive Vice President of Oppenheimer & Co., Inc. and as the Director of its Corporate Finance Department. Prior to his employment by Oppenheimer in 1983, he was with Warner-Lambert Company for 11 years as Senior Vice President of Planning and Development. Before joining Warner-Lambert Company, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a CPA for Price Waterhouse & Co. He also serves as a director of Alliance Pharmaceutical Corporation and of several privately held companies.

Southern Mineral Acquisition--Pending Directors

   PetroCorp and Southern Mineral Corporation have entered into a merger agreement whereby Southern Mineral Corporation will be merged into PetroCorp Acquisition Company, a wholly owned subsidiary of PetroCorp Incorporated. The shareholders of both PetroCorp and Southern Mineral Corporation approved the merger on May 8, 2001. The merger is currently scheduled to close on or about June 6, 2001. In accordance with the merger agreement, PetroCorp's board of directors passed resolutions expanding PetroCorp's board by two seats to a total of nine members effective as the date of the merger and nominating individuals designated by the Southern Mineral board to fill the newly created vacancies immediately after the merger. The following sets forth information respecting the two Southern Mineral directors, Messrs. Coughlin and Fuller, who will serve on the PetroCorp board until the 2003 annual meeting of shareholder if the merger is completed:

     Paul J. Coughlin, III, 36, has been a director of Southern Mineral Corporation since 2000. Mr. Coughlin is a founder and General Partner of CoMac Partners, L.P., a private investment fund where he has been employed since September 1992. Prior to CoMac, he worked in the Distressed Securities Group for Whitehead/Sterling in Stanford, CT from August 1991 until September 1992 and with Alan B. Slifka & Company in New York, NY in the Distressed Securities Group from July 1988 until August 1991.

     Thomas R. Fuller, 53, has been a director of Southern Mineral Corporation since 1995. Mr. Fuller is a partner in Diverse Energy Investments, an oil and gas property acquisition company. He has been with the company since it was formed in 1985. Mr. Fuller formerly held positions with Hillin Oil Company, First City National Bank and Exxon Company, U.S.A., and has consulted for various companies on oil and gas matters.

Meetings and Committees of the Board of Directors

   During the Company's last fiscal year, the Board of Directors of the Company held five meetings. No director attended less than 75% of the total number of meetings of the Board of Directors and committees of which he was a member held during the period he served.

   The Audit Committee, composed at the end of the last fiscal year of Messrs. Files, McGrath and Thomas, met one time during the last fiscal year. The Audit Committee reviews with the Company's independent public accountants the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix 1 to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the American Stock Exchange.

   The Compensation and Benefits Committee (the "Compensation Committee"), composed at the end of the last fiscal year of Messrs. Amonett, McBean and Sargent, met one time during the last fiscal year. The Compensation Committee approves the salaries and other compensation of officers, administers any existing bonus plans for executive and other officers, makes recommendations to the Board regarding any present or future stock option plans and, pursuant to the Company's Stock Option Plan, awards stock options to executive and other officers who have been recommended by management. Mr. Christopher resigned from the Compensation Committee effective April 7, 2000.

   The Nominating Committee, composed at the end of the last fiscal year of Messrs. Christopher, Files, McGrath and Thomas, did not meet during the last fiscal year but the entire Board did address director nominations at its meetings. This committee nominates persons for election by the Company's shareholders to the Board of Directors. Shareholders who wish to nominate persons for election to the Board of Directors must comply with the provisions of the Company's Bylaws described below under "Nominations and Proposals for Next Annual Meeting."

Compensation of Directors

   Each director who is not an employee of the Company is reimbursed for expenses incurred in attending meetings of the Board of Directors or a committee thereof and receives an annual retainer (paid on a quarterly basis) of $10,000, plus a fee of $1,000 for each meeting of the Board attended and $500 for each meeting of a committee attended.

   In addition, each non-employee director of the Company receives an option for 5,000 shares of Common Stock on the date of his or her appointment and an option for 5,000 shares of Common Stock on the date of each Annual Meeting of Shareholders of the Company. If there are insufficient shares of Common Stock available to make the automatic director awards under the 2000 Stock Option Plan on the applicable date, then all directors who are entitled to a grant on that applicable date will share ratably the number of shares then available under the 2000 Stock Option Plan. Those directors will have no right to receive a grant in the future with respect to any deficiency of shares available on the grant date.

   Director options become fully vested six months after the grant date (or earlier in the event of an acceleration date). The option purchase price of Director options will be the fair market value of the stock on its effective grant date. Each director option automatically includes a stock appreciation right. Director options expire ten years from the grant date; however, they may be terminated earlier if the director ceases to be a director of the Company. Upon the director's resignation date, vested Director options may be exercised within three years. To the extent Director options are not exercisable on the resignation date, they will terminate immediately.

Executive and Other Officers

   The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the discretion of the Board of Directors.

Name                     Age                     Position
----                     ---                     --------
Gary R. Christopher.....  51 President and Chief Executive Officer
Steve Berlin............  57 Chief Financial Officer, Secretary and Treasurer
Richard L. (Rick)
 Dunham.................  48 Vice President--Engineering
Craig Dolinsky..........  47 Vice President--Land
Ted Jacobson............  60 Vice President--Operations
Michael W. Moore........  57 Vice President--Marketing
David H. Stevens........  52 Vice President--Exploration
J. Les Watson...........  54 Vice President--Canadian Operations
Steven E. Amos..........  46 Corporate Controller

   Gary R. Christopher's background information is set forth above.

   Steve Berlin was elected Chief Financial Officer, Secretary and Treasurer in November 1999. Mr. Berlin is also Vice President, Chief Financial Officer and Assistant Secretary of Kaiser-Francis, where he has been employed since February 1999 on a part time basis and since September 1999 on a full time basis. Prior to joining Kaiser-Francis, Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses to graduate and undergraduate students from September 1996 through August 1999. From 1973 through September 1996, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last ten years as Chief Financial Officer. Mr. Berlin has an MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a Certified Public Accountant and has been honored by the Oklahoma society of CPA's as its Outstanding CPA in Industry. Mr. Berlin has served on several boards including the Goodwill Industries, the American Petroleum Institute, and the American Assembly of Collegiate Schools of Business.

   Richard L. (Rick) Dunham was elected Vice President--Engineering in November 1999. Mr. Dunham is an employee of Kaiser-Francis and has held various positions since joining Kaiser-Francis in 1985. He has been a member of the management committee, Manager of Canadian Enhancements, Special Projects Manager, and has performed duties as a Petroleum, Reservoir, and Acquisitions Engineer. In addition, Mr. Dunham has considerable experience in reserve analysis, economics and risk analysis, gas marketing and contracts, and oil and gas litigation throughout the U.S. and western Canada. Mr. Dunham graduated Magna Cum Laude in Petroleum Engineering from the University of Missouri at Rolla in 1973, and joined Shell Oil Company in New Orleans, working South Louisiana and Offshore in Operations and Reservoir Engineering. From 1979 through 1985 he held positions as Acquisitions Engineer, Enhanced Recovery Projects Manager, Operations and Engineering Manager for MAPCO, R&R Exploration, Twin Eagle Petroleum, Petra Petroleum, and Santa Fe Minerals.

   Craig Dolinsky was elected Vice President--Land in November 1999. Mr. Dolinsky has been a Landman with Kaiser-Francis from 1981 to present. His land responsibilities have included several large acquisitions as well as exploration an development of key plays in Oklahoma, Texas and Wyoming. In 1991, he began Kaiser-Francis' land efforts in Canada. He continues to be involved in exploration and development strategies, contracts, acquisitions and litigation in both the US and Canada. Mr. Dolinsky has a B.A. in Business Administration from Western State College of Colorado and is a member of the American Association of Petroleum Landmen, Tulsa Association of Petroleum Landmen and Canadian Association of Petroleum Landmen.

   Ted Jacobson was elected Vice President--Operations in November 1999. Mr. Jacobson is also manager of Drilling and Production for Kaiser-Francis. He has been employed by Kaiser-Francis since 1980. Mr. Jacobson began his oil and gas career in 1967 with Sunray DX Oil Company (later Sun Oil Company) in Corpus Christi, Texas, as a drilling and production engineer. From 1969 through 1978, he served in various positions such as Production Engineer, Manager of Conversation, Area Engineer and Region Manager of engineering in Tulsa, Oklahoma. From 1978 until 1980, he was District Engineer with Sun Gas in the Houston, Texas, offshore office. Mr. Jacobson graduated from St. Johns University in Minnesota in 1963 with a B.A. in Math and Physics. He served in the U.S. Army Corp of Engineers from 1963 until 1967, when he was discharged with the rank of Captain.

   Michael W. Moore was elected Vice President--Marketing in November 1999. Mr. Moore is an assistant Secretary for Kaiser-Francis and has been Manager of Marketing for Kaiser-Francis since he joined the Company in 1980. Prior to that time, he served as General Counsel and Manager of Gas Marketing for Edwin
L. Cox in Dallas, Texas. He also worked as an attorney for Tennessee Gas Pipeline Co., Columbia Gulf Pipeline Co. and Texas Oil and Gas Corp. Mr Moore has an undergraduate degree from Southern Methodist University and graduated from the University of Houston Law School in 1969.

   David H. Stevens was elected Vice President--Exploration in November 1999. Mr. Stevens has been employed at Kaiser-Francis as a geologist and geophysicist since 1987. He has supervised Kaiser-Francis prospect generating efforts in the Gulf Coast as well as all Kaiser-Francis geophysical operations during that time. Mr. Stevens has held various exploration management positions since graduating from the University of Wyoming with a bachelors degree in geology and geophysics in 1971, including Exploration Offshore Project Leader with Conoco in Houston, Exploration Projects Director with Conoco in Oklahoma City, Regional Exploration Manager with Grace Petroleum in Oklahoma City and Exploration Vice President with Indian Wells Oil Co. in Tulsa.

   J. Les Watson was elected Vice President--Canadian Operations in November 1997 after serving as the Company's Canadian Exploration Manager for five years. With 30 years experience in the Canadian oil and gas industry. Mr. Watson is responsible for the Company's exploration and production activities in Canada. Prior to joining the Company in 1993, Mr. Watson was Exploration Manager for BHP Petroleum (Canada) Ltd. and previously held various management positions with several independent oil companies in Calgary after his initial employment with Amoco Canada in 1969. Mr. Watson is a registered professional geologist and has a B.Sc. in Honours Geology from the University of British Columbia.

   Steven E. Amos was elected Corporate Controller in February 2000. Mr. Amos has been an employee of Kaiser-Francis for ten years. Prior to that, he held various positions with several independent oil companies in Tulsa and worked for the C.P.A. firm of Arthur Young & Company. Mr. Amos is a C.P.A. and has a degree in accounting from the University of Arkansas and an M.B.A. from the University of Tulsa.

   PetroCorp's principal officers serve pursuant to a management agreement with Kaiser-Francis. The majority of PetroCorp's officers devote a portion of their time to companies other than PetroCorp. The allocation of officer time to PetroCorp varies depending upon the current state of PetroCorp's business including the number of transactions in progress, management and operational issues at hand, and regulatory requirements which must be addressed. The following sets forth an estimated percentage of time, or range of time, currently spent by the principal officers of PetroCorp on PetroCorp business:

                                                                      Percentage
   Name                                                                of Time
   ----                                                               ----------
   Gary R. Christopher...............................................  65 to 80%
   Steve Berlin......................................................  15 to 35
   Richard L. (Rick) Dunham..........................................  50 to 60
   Craig Dolinsky....................................................  50 to 60
   Ted Jacobson......................................................     5
   Michael W. Moore..................................................     5
   David H. Stevens..................................................  20 to 25
   J. Les Watson.....................................................    100
   Steven E. Amos....................................................  60 to 90

Executive Compensation

   All of PetroCorp's principal officers, with the exception of Tony Pelletier who resigned from PetroCorp effective March 31, 2001, are employees of Kaiser-Francis helping Kaiser-Francis fulfill its management obligations under a management agreement with PetroCorp which is described further under "Certain Transactions". In this capacity, the principal officers of PetroCorp do not receive compensation from PetroCorp, but instead receive compensation from Kaiser- Francis. This compensation reflects efforts, not only on behalf of PetroCorp, but also for the other companies they may serve, including Kaiser-Francis. For a further description of officers' allocation of time, see the discussion above.

   Instead of paying compensation to its principal officers, rent and other overhead costs, PetroCorp pays Kaiser-Francis a management fee. For the year ended December 31, 2000, PetroCorp paid Kaiser-Francis $1,491,000 in management fees under the management agreement. Of that $1,491,000, $744,000 (or 49.9%) is considered by PetroCorp to be reimbursement of officers' salaries and expenses. The remaining 50.1% of management fees are related to other non-employee related costs and expenses. The Kaiser-Francis management fee provided in the management agreement is based on a per well rate that varies as to each type of well, without reference to any compensation paid by Kaiser-Francis to PetroCorp officers.

   The table below sets forth for the three fiscal years ended December 31, 2000, 1999 and 1998, all compensation paid to the chief executive officer and Mr. Pelletier by PetroCorp. All executive officers, other than Mr. Pelletier, which might otherwise be named executive officers are employees of Kaiser-Francis and are compensated by Kaiser-Francis, which in turn has a management agreement with PetroCorp.

                          Summary Compensation Table

                                                                         Long-Term
                                         Annual Compensation          Compensation(1)
                                ------------------------------------- ---------------
                                                                        Securities
   Name and Principal    Fiscal                        Other Annual     Underlying       All Other
        Position          Year  Salary ($) Bonus ($) Compensation ($)  Stock Options  Compensation(2)
   ------------------    ------ ---------- --------- ---------------- --------------- ---------------
Gary R.Christopher(3)...  2000   $      0   $     0        $ 0            19,650         $      0
 President and Chief
  Executive               1999          0         0          0                 0                0
 Officer
A. F.
 (Tony)Pelletier........  2000    120,000    15,500          0             5,000                0
 Executive Vice
  President &             1999    235,093         0          0                 0          165,000
 Chief Operating Officer  1998    155,000    31,000          0                 0            9,500

--------

(1) No officers or employees of PetroCorp participate in a restricted stock plan, stock appreciation right plan or other long-term incentive plan.
(2) The amounts for 1999 consist of (i) PetroCorp's matching 401(k) contribution of $10,000 and (ii) severance payments in the amount of $155,000. Severance payments are included as part of the restructuring cost in PetroCorp's 1999 financial statements.
(3) Mr. Christopher began serving as an executive officer on August 3, 1999. No direct compensation is paid to Mr. Christopher by PetroCorp. He is an employee of Kaiser-Francis and is compensated by Kaiser-Francis, which in turn has a management agreement with PetroCorp.

   The following table sets forth certain information concerning stock options granted to Messrs. Christopher and Pelletier during the 2000 fiscal year.

                    Options/SAR Grants in Last Fiscal Year

                                          % of Total
                                         Options/SARs Exercise
                            Options/SARs  Granted to  or Base             Grant Date
                              Granted    Employees in  Price   Expiration  Present
   Name                        (#)(1)    Fiscal Year   ($/Sh)     Date    Value $(3)
   ----                     ------------ ------------ -------- ---------- ----------
   Gary R. Christopher.....    19,650        18.4%     $7.06       (2)     $87,400
   A. F. (Tony)
    Pelletier..............     5,000         4.7       6.13       (2)      19,650

--------
(1) Granted pursuant to 2000 awards under PetroCorp 2000 Stock Option Plan.
(2) The options granted pursuant to 2000 awards under the PetroCorp 2000 Stock Option Plan vest and become exercisable 12 months after they are granted. Vested options are exercisable only during the 10 year period commencing on the grant date.
(3) Present value at date of grant is based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options based on the following assumptions: 41% volatility factor; underlying price of $7.06 for Mr. Christopher and $6.13 for Mr. Pelletier; option price of $7.06 for Mr. Christopher and $6.13 for Mr. Pelletier; risk free rate of return of 6% for Mr. Christopher and 6.5% for Mr. Pelletier; and no dividends. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named executive will be at or near the value estimated by the Black-Scholes Model.

   The following table sets forth certain information concerning the exercise of stock options by Messrs. Christopher and Pelletier during fiscal year 2000 and the 2000 fiscal year-end value of unexercised options.

                      Aggregated Option/SAR Exercises in
               Last Fiscal Year and FY-End Option/SAR Values(1)

                                                                            Value of
                                                            Number of    Unexercised In
                                                           Unexercised     the Money
                                                          Options/SARs  Options/SARs at
                                                          at FY-End (#)  FY-End ($)(1)
                                                          ------------- ----------------
                             Shares Acquired    Value     Exercisable/    Exercisable/
   Name                      on Exercise (#) Realized ($) Unexercisable  Unexercisable
   ----                      --------------- ------------ ------------- ----------------
   Gary R. Christopher.....          0           $ 0       6,000/19,650 $  7,125/$52,859
   A. F. (Tony) Pelletier..          0             0      93,000/ 5,000  195,650/ 18,100

--------
(1) Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date or fiscal year-end, as appropriate.

Other Employee Benefits

   Pursuant to an agreement with the Company, Mr. Sargent will receive $50,000 per year for ten years following his retirement from the Company, which was effective at the end of 1997. Should his death occur prior to the receipt of all benefits under this agreement, Mr. Sargent's surviving spouse or estate, as applicable, will receive the remainder of such payments.

Compensation Committee Interlocks and Insider Participation

   Mr. Files has been nominated as a director upon the recommendation of St. Paul, but he is not employed by or otherwise associated with St. Paul, a beneficial owner of approximately 19.9% of PetroCorp.

Indemnification of Officers and Directors

   The Company's Articles of Incorporation provide that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Texas law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Texas law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Stock Performance Graph

   The following graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and to the Standard & Poor's Domestic Oil Index ("S&P Domestic Oil Index"). The graph assumes that the amount of investment was $100 on December 31, 1994 and that all dividends were reinvested.



[Graph]

                             12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                             -------- -------- -------- -------- -------- --------
   PetroCorp Incorporated..  $100.00   127.59   113.79    79.31    80.14   134.48
   S&P 500 Index...........  $100.00   122.96   163.98   210.85   255.21   231.98
   S&P Domestic Oil Index..  $100.00   126.47   150.47   122.16   151.68   177.36

                                  APPENDIX I

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

   There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The requirements of the American Stock Exchange for independent Audit Committee members shall be met at all times that the company has shares which are listed on the Exchange.

STATEMENT OF POLICY

   The Audit Committee shall provide assistance to the Corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the corporation. This specifically includes monitoring the responsibilities of Kaiser-Francis Oil Company ("management", provided that the management contract is in place) with respect to its financial reporting responsibilities for the company. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and the financial management of the Corporation.

RESPONSIBILITIES

   In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to Directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee will:

  . Review and recommend to the Directors, the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries. Through adequate inquire, the Committee will assure that the outside auditors are independent in fact and image.

  . Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, managements' financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

Proxy                        PETROCORP INCORPORATED
                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 28, 2001
          This Proxy Is Solicited on Behalf of the Board of Directors

  The undersigned holder of Common Stock of PetroCorp Incorporated (the "Company") hereby appoints Gary R. Christopher and Steve Berlin, or any one of them, his or her proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held on June 28, 2001, at 11:00 a.m., Tulsa time, at the Tulsa Room, 9th Floor, Bank of Oklahoma Tower, 1 Williams Center, Tulsa, Oklahoma 74172, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present on all matters coming before the meeting.

1.  Election of directors for a term expiring in 2004:
                 [_] FOR                 [_] WITHHOLD AUTHORITY
                 all nominees listed below
                                        to vote for all nominees
                 (except as marked below)
                                        listed below
            Thomas N. Amonett    W. Neil McBean    Robert C. Thomas

2. To consider and take action, in accordance with their best judgment, upon any other matter which may properly come before the meeting or any adjournment thereof.

All as more particularly described in the proxy statement dated May 31, 2001 relating to such meeting, receipt of which is hereby acknowledged.

INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or strike out that nominee's name as set forth above.

                   (continued and to be signed on other side)
  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1.

                                            -----------------------------------
                                            -----------------------------------
                                                Signature of Shareholder(s)

                                            Please sign your name exactly as
                                            name appears hereon. Joint owners
                                            must each sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            your full title as it appears
                                            herein.
                                            Dated: ______________________, 2001

 Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.